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                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                 A TRUSTEE PURSUANT TO SECTION 305(b)(2) []

                              THE BANK OF NEW YORK
               (Exact Name of Trustee as Specified in its Charter)

       NEW YORK                                                  13-5160382
(State of Incorporation                                       (I.R.S. Employer
if not a National Bank)                                      Identification No.)

    48 WALL STREET, NEW YORK, N.Y                                   10286
(Address of Principal Executive Offices)                          (Zip Code)

                       ORANGE AND ROCKLAND UTILITIES, INC.
               (Exact Name of Obligor as Specified in its Charter)

          NEW YORK                                                13-1727729
(State or other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

   ONE BLUE HILL PLAZA
    PEARL RIVER, NY                                                  10965
(Address of Principal Executive Offices)                          (Zip Code)

                        % DEBENTURES DUE 2029 (SERIES G)
                       (TITLE OF THE INDENTURE SECURITIES)

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1.       GENERAL INFORMATION.  Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                    Name                           Address

         Superintendent of Banks of the                2 Rector Street, New
           State of New York                             York, NY 10006 and
                                                         Albany, NY 12203

         Federal Reserve Bank of New York             33 Liberty Plaza, New
                                                         York, NY 10045

         Federal Deposit Insurance
            Corporation                                  Washington, D.C. 20549

         New York Clearing House
           Association                                   New York, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.  (See Note on page 4.)

16.      LIST OF EXHIBITS.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

                  1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1, filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)


                                        2
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                  4.       A copy of the existing By-Laws of the Trustee.
                           (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

                  6. The consent of the Trustee required by section 321(b) of the Act.

                  7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


                                        3
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                                      NOTE

         Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 5th day of February, 1999.

THE BANK OF NEW YORK




By /s/ Robert A. Massimillo
   ------------------------

       ROBERT A. MASSIMILLO
       Assistant Vice President



                                       4
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                                                                       Exhibit 6

                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue of % Debentures Due 2029 (Series G) by Orange and Rockland Utilities, Inc., we hereby consent that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK



By /s/ Robert A. Massimillo
   ------------------------

       ROBERT A. MASSIMILLO
       Assistant Vice President



Dated:  February 5, 1999

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            CONSOLIDATED REPORT OF CONDITION OF THE BANK OF NEW YORK
                    of One Wall Street, New York, N.Y. 10286
         And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1998, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                               DOLLAR AMOUNTS
ASSETS                                                          IN THOUSANDS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin........   $ 7,654,174
   Interest-bearing balances.................................     2,182,604
Securities:
   Held-to-maturity securities...............................       965,979
   Available-for-sale securities.............................     3,894,193
Federal funds sold and Securities purchased under
     agreements to resell....................................     1,001,780
Loans and lease financing receivables:
   Loans and leases, net of unearned income..................    38,117,615
   LESS: Allowance for loan and lease losses.................       625,317
   LESS: Allocated transfer risk reserve.....................             0
   Loans and leases, net of unearned income, allowance,
     and reserve.............................................    37,492,298
Assets held in trading accounts..............................     2,240,241
Premises and fixed assets (including capitalized leases).....       678,458
Other real estate owned......................................        13,628
Investments in unconsolidated subsidiaries and associated
     companies...............................................       195,594
Customers' liability to this bank on acceptances
     outstanding.............................................     1,077,122
Intangible assets............................................     1,114,091
Other assets.................................................     1,955,491
                                                                -----------
Total assets.................................................   $60,465,653
                                                                ===========
LIABILITIES
Deposits:
   In domestic offices.......................................   $26,473,392
   Noninterest-bearing.......................................    11,052,078
   Interest-bearing..........................................    15,421,314
   In foreign offices, Edge and
   Agreement subsidiaries, and IBFs..........................    17,657,483
   Noninterest-bearing.......................................       118,775
   Interest-bearing..........................................    17,538,708
Federal funds purchased and Securities sold under
     agreements to repurchase................................     2,102,186
Demand notes issued to the U.S. Treasury.....................       245,825
Trading liabilities..........................................     1,641,447
Other borrowed money:
With remaining maturity of one year or less..................     2,063,359
With remaining maturity of more than one year through
     three years.............................................             0
With remaining maturity of more than three years.............        31,639
Bank's liability on acceptances executed and outstanding.....     1,088,142
Subordinated notes and debentures............................     1,314,000
Other liabilities............................................     2,468,849
                                                                -----------
Total liabilities............................................   $ 5,086,322
                                                                -----------

EQUITY CAPITAL
Common Stock.................................................     1,135,284
Surplus......................................................       731,319
Undivided profits and capital reserves.......................     3,448,813
Net unrealized holding gains (losses) on available-for-sale
   securities................................................       100,784
Cumulative foreign currency translation adjustments..........    (   36,869)
                                                                -----------
Total equity capital.........................................     5,379,331
                                                                -----------
Total liabilities and equity capital.........................   $60,465,653
                                                                ===========

I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors and the Federal Reserve System and is true and correct.
               Gerald L. Hassell   )
               Deno D. Papageorge  )    Directors
               Thomas A. Renyi     )
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